                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

[X]    Filed by the Registrant
[ ]    Filed by a Party other than the Registrant

       Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CLOSURE MEDICAL CORPORATION
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee paid previously with preliminary materials.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:__________________________________________________________

       (2) Aggregate number of securities to which transaction applies:__________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            __________________________________________________________________


       (4)  Proposed maximum aggregate value of
            transaction: _____________________________________________________

       (5)  Total fee paid: ____________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:________________________________________

       (2)  Form, Schedule or Registration Statement No.:__________________

       (3)  Filing Party:__________________________________________________

       (4)  Date Filed:____________________________________________________

                                [GRAPHIC] CLOSURE
                             MEDICAL CORPORATION(R)

                           --------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 2002

                           --------------------------

To Our Stockholders:

         Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of CLOSURE MEDICAL CORPORATION (the "Company") will be held on June 18, 2002 at 9:00 a.m., local time, at the North Raleigh Hilton, Raleigh, North Carolina, for the following purposes:

1. To elect two Class III directors to the Board of Directors, each to serve a three-year term or until the election and qualification of his successor;

2. To approve and adopt the Company's Amended and Restated 1996 Equity Compensation Plan, which has been amended to increase the number of shares authorized for issuance under the Plan and to increase the number of shares issuable annually to any individual under the Plan;

3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record as of the close of business on April 23, 2002 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on April 23, 2002 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 5250 Greens Dairy Road, Raleigh, North Carolina.

                                   By Order of the Board of Directors,

                                   /s/Benny Ward

                                   Benny Ward
                                   Secretary

April 30, 2002

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE
              COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN
               THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF
                          MAILED IN THE UNITED STATES.

                                [GRAPHIC] CLOSURE
                             MEDICAL CORPORATION(R)

                           CLOSURE MEDICAL CORPORATION
                             5250 Greens Dairy Road
                               Raleigh, NC 27616

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 2002

                           --------------------------

         This Proxy Statement is being furnished to the stockholders of Closure Medical Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 18, 2002 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 9, 2002.

         The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

         The Annual Report to Stockholders for the fiscal year ended December 31, 2001, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement but does not constitute a part of this Proxy Statement.

                              VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

         Only stockholders of record at the close of business on April 23, 2002 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof. As of that date, the Company had outstanding 13,529,248 shares of Common Stock, par value $.01 per share ("Common Stock"). The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

         The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to vote in favor of or withhold authority to vote for each nominee for the Board of

Directors, vote for or against or to abstain from voting with respect to the proposal to approve and adopt the Company's Amended and Restated 1996 Equity Compensation Plan (the "Amended and Restated Plan") and the ratification of PricewaterhouseCoopers LLP as independent accountants.

         Except for the election of directors, for which a plurality of the votes cast is required, and except as otherwise required by law or provided in the Company's Restated Certificate of Incorporation, as amended, and By-Laws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve and adopt the Amended and Restated Plan and ratify PricewaterhouseCoopers LLP as independent accountants or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve and adopt the Amended and Restated Equity Compensation Plan and to ratify PricewaterhouseCoopers LLP as independent accountants (but not for the election of directors). An abstention will be considered present and entitled to vote at the Annual Meeting, but will not be counted as a vote cast in the affirmative. An abstention on the proposal to approve and adopt the Amended and Restated Plan and to ratify PricewaterhouseCoopers LLP will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote to be approved by the stockholders.

         Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors and the ratification of the independent accountants; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposal to approve and adopt the Amended and Restated Plan. A failure by brokers to vote these shares will have no effect on the outcome of the election of directors or the proposal to approve and adopt the Equity Compensation Plan.

         If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 10, 2002 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each of the Company's directors (including the nominees) and (iv) all directors and executive officers of the Company as a group:

                                                                             Shares
                                                                      Beneficially Owned /(1)/
                                                              --------------------------------
Name of Beneficial Owner                                          Number            Percent
------------------------                                      --------------     -------------

F. William Schmidt /(2)(3)/                                        3,188,275           23.6

Rolf D. Schmidt /(3)(4)/                                           3,161,375           23.4

Robert V. Toni /(3)(5)/                                              836,599            6.2

Jeffrey G. Clark /(3)(6)/                                            477,927            3.5

Ronald A. Ahrens /(3)(7)/                                            166,988            1.2

Randy H. Thurman /(3)/                                               103,044             *

Richard W. Miller /(3)/                                               99,512             *

Dennis C. Carey /(3)(8)/                                              95,564             *

James E. Niedel /(3)/                                                 30,000             *

William M. Cotter /(3)/                                               85,000             *

Benny Ward  /(3)/                                                     62,068             *

Dennis D. Burns /(3)/                                                 53,566             *

All directors and executive officers as a group                    8,257,028           61.0
    (16 persons) /(9)/

* Less than 1%.

/(1)/ Nature of ownership consists of sole voting and investment power unless otherwise indicated. Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 10, 2002.
/(2)/ The address of the stockholder is 534 Ridge Avenue, Ephrata, PA 17522. Includes (a) 2,236,945 shares held by Triangle Partners, L.P., a limited partnership of which F. William Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which
       F. William Schmidt and Rolf D. Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and
       (c) 50,000 shares held by F. William Schmidt's spouse, for which shares he is deemed to share voting and investment power.
/(3)/ Except as otherwise noted in footnote (2) or footnote (4), the address of the stockholder is c/o Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, NC 27616. Includes the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 10, 2002: F. William Schmidt--

       76,044; Rolf D. Schmidt--76,044; Robert V. Toni--343,599; Jeffrey G. Clark--75,100; Ronald A. Ahrens--143,988; Randy H. Thurman--97,044; Richard W. Miller--92,512; Dennis C. Carey--86,044; James E. Niedel--30,000; William M. Cotter--85,000; Benny Ward--61,868; and
       Dennis D. Burns--53,466.
/(4)/ The address of the stockholder is 205 Sweitzer Road, Sinking Spring, PA 19608. Includes (a) 2,225,445 shares held by Cacoosing Partners, L.P., a limited partnership of which Rolf D. Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power;
       (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 140,000 shares owned jointly by Rolf D. Schmidt and his spouse, for which shares he is deemed to share voting and investment power.
/(5)/ Includes 20,000 shares held by Mr. Toni's spouse, for which shares he disclaims beneficial ownership.
/(6)/ Includes 69,000 shares owned by Mr. Clark's spouse and 1,273 shares owned by one of his minor children, for both of which share amounts he disclaims beneficial ownership.
/(7)/ Includes 800 shares held by Mr. Ahrens' spouse, for which shares he disclaims beneficial ownership.
/(8)/ Includes 1,500 shares owned jointly by Mr. Carey and his spouse, for which shares he is deemed to share voting and investment power.
/(9)/ See footnotes (2) and (4) - (8) above. Includes 1,466,031 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 10, 2002.

                          MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes. Members of one class are elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal.

         The Board of Directors has nominated Randy H. Thurman and Robert V. Toni for election as Class III directors. The nominees are presently directors of the Company whose terms expire at the Annual Meeting.

         The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes each nominee will be able to serve as a director; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board of Directors may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

         Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

Class III--Nominees for Terms Continuing until 2005
---------------------------------------------------

         Randy H. Thurman, age 52, has served as a director of the Company since May 1996. On April 16, 2001, Mr. Thurman became Chairman, President and Chief Executive Officer of Viasys Healthcare Inc., a global healthcare technology company focusing on respiratory and neuro science products. Mr. Thurman previously was Chief Executive Officer of Strategic Reserves, LLC(TM), a healthcare technology consulting and investment company. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, a wholly-owned subsidiary of Corning Inc. which specialized in pharmaceutical testing, clinical diagnostics and disease state management. From 1984 to 1993, Mr. Thurman was an executive with Rhone-Poulenc Rorer, most recently as President and a director. Mr. Thurman holds a M.A. degree from Webster University and a B.A. degree from Virginia Polytechnic Institute. Mr. Thurman serves on the board of directors of Enzon, Inc.

         Robert V. Toni, age 61, has served as President and Chief Executive Officer of the Company since June 1994 and as a director of the Company since February 1996. From 1989 to 1994, Mr. Toni was General Manager and Vice President of Sales and Marketing for IOLAB Corporation, a Johnson & Johnson company that marketed and manufactured surgical devices, equipment and pharmaceuticals for the ophthalmic market. From 1987 to 1989, he served as President of Cooper Vision-CILCO, and also served as its Executive Vice President of Operations and Chief Financial Officer from 1984 to 1987. Mr. Toni holds a B.S. degree in Finance from Iona College.

Class II--Directors with Terms Continuing until 2004
----------------------------------------------------

         Ronald A. Ahrens, age 62, has served as a director of the Company since January 1, 1999 and has served as Chairman of the Board since December 1999. Mr. Ahrens has been an advisor to Merck & Company, Inc. since 1995, where he retired as President of Merck Consumer Healthcare Group Worldwide in 1995 and previously served as Executive Vice President of Merck Consumer Healthcare Group International. From 1985 to 1990, Mr. Ahrens was Consumer Group President, North America of Bristol-Myers Squibb and previously was President of Bristol Myers Products Division. Prior to 1985, he held senior management and sales and marketing positions with Richardson Vicks, Bristol-Myers Squibb and Procter and Gamble. Mr. Ahrens holds a B.A. degree and a M.A. degree from Concordia College.

         Richard W. Miller, age 61, has served as a director of the Company since August 1997. From 1993 to 1997, he served as Senior Executive Vice President and Chief Financial Officer of AT&T. Previously, he was Chief Executive Officer of Wang Laboratories from 1989 to 1993, and prior to that, he held executive positions at General Electric Company and RCA. Currently, Mr. Miller advises companies and serves on the board of directors of SBA Communications Inc. Mr. Miller holds a M.B.A. from Harvard Business School and a B.B.A. degree in Economics from Case Western Reserve University.

         Rolf D. Schmidt, age 69, a co-founder of the Company in 1990, served as Chairman of the Board of Directors of the Company from February 1996 to December 1999, and has been a director of the Company since then. Mr. Schmidt has served as Chief Executive Officer and Chairman of Performance Sports Apparel, Inc. since 1995. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures co-founded by Mr. Schmidt and his brother, F. William Schmidt, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has invested primarily in and devoted substantial time and attention to healthcare-related entities, including the Company.

Class I--Directors with Terms Continuing until 2003
---------------------------------------------------

         Dennis C. Carey, Ph.D., age 52, has served as a director of the Company since May 1996. Mr. Carey serves as Vice Chairman of Spencer Stuart US, an executive search firm, and has overseen the firm's board consulting practice since 1988. Prior to joining Spencer Stuart, he served as a National Practice Director for The Hay Group, a global compensation firm, and was Secretary of Labor to former Governor Pierre S. duPont, IV of Delaware. Mr. Carey holds a Ph.D. in finance and administration from the University of Maryland. He was a co-founder of The Director's Institute at The Wharton School of the University of Pennsylvania and serves on its board of directors. Mr. Carey serves on the board of directors of AirClic Inc., For CEO's Only Inc. and 3rdWire Inc.

         James E. Niedel, M.D., PhD., age 58, has served as a director of the Company since October 2001. He has recently joined the Sprout Group as a venture partner. Prior to that appointment, he was Chief Science and Technology Officer of GlaxoSmithKline plc. From 1988 to 2000, Dr. Niedel served as Vice President of Research and Senior Vice President for Research and Development at Glaxo Inc. and as a member of the Board of Directors of Glaxo Wellcome plc with responsibility for worldwide Research and Development, Information Systems and Product Strategy. Before joining the pharmaceutical industry he was Professor of Medicine and Chief of Clinical Pharmacology at Duke University Medical School. Dr. Niedel holds a bachelor's degree in psychology from the University of Wisconsin and doctorates of medicine and biochemistry from the University of Miami. He is a Fellow of the Royal College of Physicians (London) and a member of the board of directors of CRF Box.

         F. William Schmidt, age 62, a co-founder of the Company in 1990, has served as a director of the Company since February 1996. Mr. Schmidt co-founded Sharpoint, Inc. with his brother, Rolf D. Schmidt, and completed the design work on production and manufacturing equipment that led to product development within that company. In 1986, a significant portion of the business of Sharpoint, Inc. was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has primarily invested in and devoted substantial time and attention to healthcare-related entities, including the Company.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has standing Executive, Audit and Compensation Committees. During fiscal year 2001, the Board of Directors held 4 meetings, the Audit Committee held 2 meetings and the Compensation Committee held 2 meetings. There were no meetings held by the Executive Committee during 2001. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

         The Executive Committee, to the extent permitted under Delaware law, may exercise, with certain exceptions, all of the power and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event action must be taken by the board at a time when convening the entire board is not feasible. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company, for reviewing with the independent auditors the scope and results of the audits, and for reviewing the accounting controls, operating, capital and research and development budgets and other financial matters of the Company. The Compensation Committee is responsible for reviewing and approving compensation arrangements for the officers of the Company and other compensation matters generally, for recommending to the Board of Directors the compensation of the Company's chief executive officer and non-employee directors, for establishing incentive compensation or bonus plans and for evaluating board performance and recommending nominees for election as directors. The Stock Option Subcommittee of the Compensation Committee determines grants under and administers the Equity Compensation Plan, subject, in certain instances, to approval by the Board of Directors.

         The current members of the Executive Committee are Messrs. Ahrens, Rolf D. Schmidt (Chair), Miller and Toni; of the Audit Committee, Messrs. Carey, Miller (Chair), Niedel and Thurman; and of the Compensation Committee, Messrs. Ahrens, Carey (Chair), Thurman and F. William Schmidt. Messrs.
Ahrens, Carey (Chair) and Thurman comprise the Stock Option Subcommittee of the Compensation Committee.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Each non-employee director receives $1,500 per day for each meeting of the Board of Directors attended either in person or participated in telephonically. Non-employee directors of the Company do not receive annual compensation, except in the case of the Chairman, Mr. Ahrens, who receives $150,000. The Chairman may elect to receive options in lieu of all or part of the annual compensation. Further, each non-employee director receives a one-time grant of options to purchase 60,000 shares of Common Stock upon election or appointment to the Board of Directors, with 50% of the options vesting immediately and 25% vesting on each of the next two anniversaries of the grant date. Any director may receive additional options as determined by the Compensation Committee and subject to the approval of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         F. William Schmidt, a member of the Compensation Committee, was a party to a transaction with the Company in 1998. See "Certain Transactions." Mr. Schmidt is not a member of the Stock Option Subcommittee of the Compensation Committee. Ronald A. Ahrens, a member of the Compensation Committee, received $150,000 during 2001 in the form of stock options as compensation for his service during 2002 as Chairman of the Board of Directors. Mr. Ahrens is a member of the Stock Option Subcommittee of the Compensation Committee.

SHARE OWNERSHIP GUIDELINE

         In 1997, the Board of Directors adopted the following guideline for Company stock ownership by non-employee directors: each non-employee director should own shares of Common Stock of the Company with a value, at any time within two years after such director joins the Board of Directors and at the greater of cost or market value, equal to $100,000.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

         Article Two of the Company's By-Laws provides that no person may be nominated for election as a director by a stockholder at an annual or special meeting unless written notice of such stockholder's intent to make such nomination has been delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held no earlier than 30 days before and no later than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days and not later than 60 days in advance of the first anniversary date of the previous year's annual meeting; (ii) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held more than 30 days before or more than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days prior to such meeting and not later than the later of 60 days in advance of such meeting or 10 days following the date of the first public announcement of the date of such meeting; (iii) with respect to an election to be held at an annual meeting at which a director will be elected to fill an increase in the number of directors to be elected to the Board of Directors, which increase has not been publicly announced more than 70 days prior to the first anniversary date of the previous year's annual meeting, not later than the close of business on the tenth day after the first public announcement of such increase; and (iv) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or the tenth day following the date on which public announcement of the date of such meeting and of the nominees for the Board of Directors is first made. The By-Laws define a "public announcement" as a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or disclosure in a document publicly filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         A notice from a stockholder shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder as they appear on the Company's books, and of such beneficial owner; (b) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or would otherwise be required pursuant to the Exchange Act and Rule 14a-11 thereunder; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED
                          1996 EQUITY COMPENSATION PLAN

PROPOSAL

         At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Amended and Restated 1996 Equity Compensation Plan, the form of which is attached hereto as Appendix A. The effect of the Amended and Restated Plan would be to increase the number of shares authorized for issuance under the Plan from 4,500,000 to 6,000,000 shares of Common Stock and to increase the number of shares issuable annually to any individual under the Plan from 300,000 to 500,000 shares. At its March 19, 2002 and April 26, 2002 meetings, the Board of Directors unanimously approved the proposed Amended and Restated Plan subject to stockholder approval at the Annual Meeting. The Amended and Restated Plan will not be effective unless and until stockholder approval is obtained.

         The Board of Directors believes that the Company's ability to grant options and other awards under the Plan is, and under the Amended and Restated Plan will be, a valuable and necessary compensation tool that aligns the long-term financial interests of employees, officers and directors with the financial interests of the Company's stockholders. The Board of Directors believes that the Plan helps, and the Amended and Restated Plan will help, the Company attract, retain and motivate employees, officers and directors and encourages these individuals to devote their best efforts to the business and financial success of the Company. As of April 10, 2002, options to purchase 3,437,779 shares of Common Stock were outstanding under the Plan and options to purchase 779,087 remain available for future grants. An increase in the number of shares available for issuance is necessary to meet the above objectives. In connection with such increase, the Board of Directors believes that an increase in the number of shares issuable annually to any individual is appropriate. The Board of Directors believes that it is in the best interests of the Company and its stockholders to incorporate these changes into the Plan.

         The principal terms of the Plan are discussed below and, except where noted, the terms of the Plan and the Amended and Restated Plan are the same.

VOTE REQUIRED FOR APPROVAL

         Approval of the proposal to approve and adopt the Amended and Restated Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal. The Board of Directors unanimously recommends a vote FOR the proposal.

DESCRIPTION OF THE AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN

         The Plan was adopted by the Board of Directors on May 28, 1996 (the "effective date") and was amended and restated most recently as of June 13, 2000. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services for the Company or its subsidiaries. Non-employee directors of the Company are currently entitled to receive stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock and stock appreciation rights ("SARs") (herein, together with grants of stock options, collectively, "Grants") to participants other than non-employee directors of the Company. Shares of Common Stock issued or to be issued under the Plan are covered by registration statements on Form S-8 filed with the SEC on December 12, 1996, February 25, 1999 and April 6, 2001. The Company intends to file an additional registration statement on Form S-8 with the SEC to register the additional 1,500,000 shares of Common Stock if the Amended and Restated Plan is approved by the stockholders. The last reported sale price of the Company's Common Stock reported on the Nasdaq National Market on April 23, 2002 was $15.98.

         Subject to adjustment in certain circumstances as discussed below, the Plan currently authorizes up to 4,500,000 shares of Common Stock for issuance pursuant to the terms of the Plan. The proposed Amended and Restated Plan would increase the number of authorized shares of Common Stock from 4,500,000 to 6,000,000. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Common Stock subject to such Grant will again be available for grant under the Plan.

         The Plan is administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not fewer than two persons appointed by the Board of Directors from among its members, each of whom may be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Internal Revenue Code (the "Code"). The Committee currently has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan, and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Board of Directors has appointed a subcommittee of the Compensation Committee, the Stock Option Subcommittee, to serve as this Committee. Under the Plan, all grants of stock options to non-employee directors shall be subject to the approval of the Board.

         Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code,
(ii) "nonqualified stock options" that are not intended to so qualify ("NQSOs"),
(iii) restricted stock or (iv) SARs. Grants may be made to any employee (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Independent contractors or consultants to the Company are not eligible to receive ISOs under the Plan. As of April 10, 2002, 89 employees and eight directors (including seven non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participants presently may receive Grants under the Plan for more than 300,000 shares of Common Stock. The proposed Amended and Restated Plan, if approved, would increase this amount to 500,000 shares of Common Stock.

         The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant. Under the Plan, the terms of any option grants to non-employee directors shall be determined by the Committee, subject to approval by the Board.

         Non-employee directors of the Company are currently entitled to receive NQSOs grants determined by the Committee and subject to approval by the Board. However, each non-employee director will receive a one-time grant of an NQSO to purchase 60,000 shares of Common Stock as of the date the non-employee director became a member of the Board of Directors, subject to approval by the Board. The exercise price of an NQSO granted would be the fair market value of a share of Common Stock on the date of grant. The term of each such option would be ten years, and the options would be exercisable with respect to 50% of the shares on the date of grant and an additional 25% on each of the first two anniversaries of the date of the grant, if the non-employee director continued to be a member of the Board of Directors.

         The Committee may also issue shares of Common Stock to participants other than non-employee directors of the Company pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion. The Committee also may grant SARs to participants other than non-employee directors of the Company in tandem with any stock option pursuant to the Plan. Unless the Committee determines otherwise, the exercise price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the SAR. The participant may elect to have such amount paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a participant exercises a SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

         The Board of Directors may amend or terminate the Plan at any time; provided, however, that, the Board of Directors may not, without stockholder approval, amend the Plan to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of Common Stock for which Grants may be made thereunder, (ii) modify the requirements as to eligibility to participate in the Plan or (iii) make any amendment that requires stockholder approval pursuant to Section 162(m) of the Code. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.

         Subject to the change of control provisions described below, in the event of certain transactions identified in the Plan, the Committee may appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Common Stock covered by outstanding Grants and (iii) the number of shares of Common Stock for which Grants may be made under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested. Unless the Committee determines otherwise, each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within a designated period after such notice, to exercise the options and SARs in full or to surrender the options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the excess of the then fair market value of the shares of Common Stock over the exercise price. Any options or SARs not timely exercised or surrendered will terminate unless exchanged or substituted with options or SARs of the successor corporation. A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than Rolf D. Schmidt, F. William Schmidt or any entity controlled by either or both of them) becomes the owner, directly or indirectly, of more than 50.1% of the Common Stock or the combined voting power of the Company's then outstanding securities,
(ii) a liquidation or a sale of substantially all of the Company's assets, or
(iii) if, during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute a majority of the Board of Directors, except as otherwise provided in the Plan.

         Option grants to purchase the following number of shares of Common Stock have been made under the Plan from inception of the Plan through April 10, 2002: Dennis D. Burns--101,000, Jeffrey G. Clark--120,100; William M. Cotter--151,000; Robert V. Toni--561,600; Benny Ward--129,478; current executive officers as a group--1,451,636; non-employee directors as a group--774,085; and all other grants--1,802,305. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

         Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when shares of restricted stock become vested (or such other time when income is recognized). An exception does exist, however, for

"performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation." Grants of restricted stock generally will not qualify as "performance-based compensation."

         There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

         A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition.

         A participant normally will not recognize taxable income upon receiving a grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

         There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

         Because grants are to be made from time to time by the Committee to persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of PricewaterhouseCoopers LLP, Raleigh, North Carolina, as independent public accountants to audit the financial statements of the Company for the year 2002. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1992. There have been no disagreements between the Company and PricewaterhouseCoopers LLP concerning the Company's financial statements. It is intended that, unless otherwise specified by the stockholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of PricewaterhouseCoopers LLP.

         Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by PricewaterhouseCoopers LLP are approved by the Board of Directors. The Board considers the possible effect on auditors' independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2002 other than tax advisory services.

         Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Stockholders and the Annual Report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Therefore, such representatives will have an opportunity to make a statement or be available to respond to any questions from stockholders.

         Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR this proposal.

     It is understood that even if the selection of PricewaterhouseCoopers LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were executive officers as of December 31, 2001 (the "Named Officers").

                           Summary Compensation Table

                                                                                           Long-Term
                                                   Annual Compensation                    Compensation
                                                   -------------------                    ------------
                                                                                           Number of
                                                                                           Securities
                                                                                           Underlying
                                                                            Other Annual    Options         All Other
Name and Principal Position                                                 Compensation    Awarded       Compensation
----------------------------            Year        Salary($)  Bonus($)/(1)/    ($)         (#)/(1)/      ($)/(2)/
                                       ------      ----------  -----------   ----------     --------      --------

Robert V. Toni                          2001        313,915     157,000        --                  --        14,643
President and Chief Executive           2000        289,127          --        --             100,000        14,082
   Officer                              1999        274,039     135,000        --             295,000        13,814

William M. Cotter                       2001        195,927      80,000        --                  --         5,584
Vice President of Manufacturing and     2000        184,754          --        --              30,000         7,518
   Operations                           1999        164,808      86,500        --              41,000         6,957

Jeffrey G. Clark                        2001        179,802      72,000        --                  --         6,277
Vice President of Research and          2000        164,840          --        --              30,000         7,254
   Development                          1999        151,769      78,850        --              30,000         6,387

Benny Ward                              2001        159,862      65,000        --                  --         6,180
Vice President of Finance and           2000        144,174          --        --              25,000         5,330
   Chief Financial Officer              1999 /(3)/       --          --        --                  --            --

Dennis D. Burns /(4)/                   2001        158,248      66,000        --                  --         9,414
Vice President/General Manager,         2000        152,123          --        --              25,000         9,979
   Internal Adhesives Division          1999        144,808      59,500        --              36,000         4,084

/(1)/ Cash bonuses and stock option awards are reflected in the year of payment or grant.
/(2)/ Represents Company-paid life and disability insurance premiums and 401(k) retirement plan matching contributions.
/(3)/  Mr. Ward was not an executive officer of the Company during 1999.
/(4)/  Mr. Burns ceased to be employed by the Company as of February 18, 2002.

STOCK OPTION INFORMATION

         The following table sets forth information concerning stock option exercises during 2001 as well as options outstanding as of December 31, 2001.

       Aggregated Option Exercises in 2001 and 2001 Year-End Option Values

                                                     Number of Securities Underlying          Value of Unexercised
                                                         Unexercised Options                   In-the-Money Options
                             Shares                     at Fiscal Year-End (#)              at Fiscal Year-End ($) /(1)/
                            Acquired                    ----------------------              ----------------------------
                              on          Value
Name                        Exercise     Realized      Exercisable    Unexercisable       Exercisable      Unexercisable
-----------------           --------     --------      -----------    -------------       -----------      -------------
                               (#)          ($)
Robert V. Toni                 --           --           284,599           177,001        1,455,107             116,169
William M. Cotter              --           --            83,400            52,600          349,380             249,970
Jeffrey G. Clark               --           --            72,100            28,000          858,736             114,050
Benny Ward                     --           --            50,423            58,055          445,848             355,917
Dennis D. Burns               11,200      111,328         43,866            45,934           93,721             200,644

/(1)/ Calculated on the basis of the closing sale price of $23.36 per share of Common Stock on December 31, 2001 as quoted on the Nasdaq National Market.

EQUITY COMPENSATION PLAN INFORMATION

       The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2001.

                                                                          Weighted average
                                        Number of securities to           exercise price of         Number of securities
                                        be issued upon exercise       outstanding options and       remaining available
                                         of outstanding options         rights compensation          for future issuance
Plan Category                                  (a)                          plans (b)                  under equity (c)
--------------------------------       ------------------------      -- ----------------------      ---------------------

Equity compensation plans                     3,139,054                      $20.51                    2,539,546*
approved by security holders

Equity compensation plans not                     --                           --                          --
approved by security holders

* This number includes 1,454,759 shares reserved for issuance under the Company's 1999 Employee Stock Purchase Plan.

EMPLOYMENT AGREEMENTS

         Robert V. Toni and Jeffrey G. Clark each entered into an employment agreement with the Company in May 1996. William M. Cotter, Benny Ward and Dennis
D. Burns entered into employment agreements with the Company commencing in June 1997, May 2000 and February 1998, respectively. The term of the employment agreements of Messrs. Toni and Clark is from May 1, 1996 to May 31, 1999. Messrs. Cotter's, Ward's and Burns' employment agreements have a two-year term beginning on their commencement. Each of the employment agreements provides for automatic one-year extensions unless 60 days' prior notice is given by either party, except for Mr. Toni's agreement, which, pursuant to an amendment dated March 27, 2002, requires 30 days' prior notice. Mr. Burns' employment agreement was not renewed and expired as of February 18, 2002. The agreements provide for annual base salaries for Messrs. Toni, Clark, Cotter, Ward and Burns of not less than $215,000, $127,200, $150,000, $150,000 and $140,000, respectively, which salaries may be increased as determined by the Compensation Committee or the Board of Directors. Each agreement also provides for an annual bonus ranging from 20% to 60% of base salary to be awarded based on performance milestones to be established for each calendar year by the Compensation Committee based on the recommendation of the Chief Executive Officer. In connection with the expiration of his employment agreement as discussed above, Mr. Burns entered into a Severance and Release Agreement with the Company in March 2002 pursuant to which the Company will pay Mr. Burns six months' salary and benefits, and Mr. Burns released the Company from all claims and waived all rights against the Company.

         In connection with their employment agreements, in May 1996 the Company granted to Messrs. Toni and Clark, respectively, options to purchase 66,600 and 40,100 shares of Common Stock under the Equity Compensation Plan at an exercise price of $5.00 per share. Such options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the employment agreements), vest in five equal annual installments, commencing as of the date of grant. In connection with their employment agreements, the Company granted to Messrs. Cotter and Burns options to purchase 40,000 shares each of Common Stock under the Equity Compensation Plan at an exercise price of $18.25 and $21.88 per share, respectively. Mr. Ward was granted 50,000 shares of Common Stock under the Equity Compensation Plan at an exercise price of $16.63. Messrs. Cotter's, Ward's and Burns' options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the Employment Agreements), vest in five equal annual installments, commencing on the first anniversary of the date of grant.

         If, following a "change in control" (as defined in each agreement), any of Messrs. Toni, Clark or Cotter, is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for three years after such termination. If, following a "change in control" (as defined in each agreement), Messrs. Ward or Burns is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for one year after such termination. In the event of termination for "cause," each of Messrs. Clark, Cotter, Ward and Burns is entitled to a continuation of base salary, incentive compensation and benefits for a period of one year. Mr. Toni is entitled to such continuation for a period of 18 months. Pursuant to the employment agreements, the Company has agreed to indemnify such executive officers to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company. Each of the foregoing executive officers has agreed not to compete with the Company for two years after termination of his employment with the Company.

                              CERTAIN TRANSACTIONS

         On January 1, 1998, the Company entered into a Representative and Manufacturing Facility Agreement with Innocoll GmbH of Saal-Donau, Germany ("Innocoll"). Rolf D. Schmidt and F. William Schmidt, directors of the Company, own a majority of the outstanding equity interests in Innocoll. Pursuant to the agreement, Innocoll acts as the Company's representative in Europe to assist the Company in complying with various regulatory approvals and clearances required in connection with the Company's products. Additionally, under the agreement, Innocoll will provide the Company with up to 20,000 square feet of space at its facility in Germany for use as an alternative manufacturing facility, including quality control services, as needed for the Company's products. Pursuant to the terms of the agreement, the Company will pay to Innocoll $120,000 per year for acting as the Company's representative in Europe and $60,000 per year for the manufacturing space. The agreement has a five-year term.

              THE MATERIAL IN THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 21 IS NOT SOLICITING MATERIAL, IS NOT DEEMED FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, AND IS NOT INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING OF THE COMPANY UNDER SUCH ACTS WHETHER MADE BEFORE OR AFTER THE DATE OF THIS PROXY STATEMENT.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors consists of four outside, non-employee directors. It is responsible for executive compensation, including the review and approval of salaries and other compensation of management employees, as well as the approval of all policies and plans under which compensation is paid or awarded to management employees. A subcommittee of the Compensation Committee, the Stock Option Subcommittee, administers the Equity Compensation Plan and is responsible for grants of incentive compensation under the Equity Compensation Plan. See "Matters Concerning Directors--General Information Concerning the Board of Directors and its Committees."

         General Compensation Philosophy
         -------------------------------

         The Company's basic compensation policy is that total cash compensation should vary depending upon the Company's success in achieving specific financial and non-financial goals and that long-term incentive compensation should be tied to the creation of stockholder value. The Committee has considered the interrelationship of the three elements of its compensation - salary, bonus and incentive - to determine how they can be used to accomplish the Company's goals.

         The Compensation Committee recognizes that, in the short-term, the market value of the Company will be affected by many factors, some of which are beyond the control of the Company's executives. In order to attract and retain qualified executives, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the achievement of annual performance milestones. These milestones are approved each year by the Compensation Committee after recommendation by and discussion with the Chief Executive Officer. They reflect financial and other specific goals to be achieved in the coming year. The milestones for the Chief Executive Officer are set by the Compensation Committee after discussion with the Chief Executive Officer, and include additional goals. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company.

         The Company competes with both medical device companies and pharmaceutical companies in the hiring and retention of qualified personnel. The Company uses long-term compensation, principally the grant of stock options, to offset the advantages such companies may offer, such as less risk, higher cash compensation and better retirement benefits.

         The Company's compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company's employees. In 1998, the Company adopted an Employee Stock Purchase Plan to permit investment in Company stock. The Compensation Committee believes that such a plan will enhance stockholder value.

         Compensation Components
         -----------------------

         Base Salary. Base salary levels for the Company's management employees are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Committee considers the Company's guidelines for pay increases based on level of performance. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. In setting the base salaries for 2001, the Committee reviewed and considered an executive compensation analysis prepared by an independent compensation consulting firm for the Company, and compared the current base salaries of the Company's management employees with a competitive market reference in the report. For 2002 service, Mr. Toni's base salary was increased by 11.5%, from $314,000 to $350,000.

         Performance Bonus Compensation. All management employees of the Company participate in a bonus plan based on performance milestones adopted annually by the Committee in order to provide a direct financial incentive to achieve predefined objectives. The five individuals listed in the Summary Compensation Table and other officers of the Company may receive as bonuses a minimum of 20% of base salary and a maximum of 60% of base salary based on the Committee's evaluation of the achievement of the performance milestones. The various milestones are weighted and the achievement of one or more milestones may be a condition to the payment of any bonus. The payment of any bonus will be conditioned upon the achievement of budgeted earnings per share. In addition, 50% of an officer's bonus will be based on performance milestones tied to the achievement of corporate goals and 50% will be based on the officer's departmental goals. The granting of other bonuses is discretionary.

         In determining the bonuses to the Company's executive officers for 2001, the Compensation Committee reviewed the percentage of completion of each of the 2001 performance milestones and multiplied such percentage by the weight assigned to each of the milestones, which included specific operating and regulatory goals.

         Stock Option Grants. The Equity Compensation Plan is the Company's long-term equity incentive plan for employees. The objective of the Equity Compensation Plan is to align the long-term financial interests of the option holder with the financial interests of the Company's stockholders. Annual stock option grants for management employees are an important element of competitive compensation. Based on the recommendation of management, the Stock Option Subcommittee may approve stock option grants to all employees based on employee grade level and approved additional grants for special performance recognition.

Application of Section 162(m)
-----------------------------

                  Payments during 2001 to the Company's executives under the various programs discussed above were made with regard to the provisions of
Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is intended that, in accordance with current regulations, the amounts received upon the exercise of stock options under the Equity Compensation Plan qualify as "performance-based compensation."

                                COMPENSATION COMMITTEE

                                Ronald A. Ahrens
                                Dennis C. Carey, Ph.D.  (Chair)
                                Randy H. Thurman
                                F. William Schmidt

April 30, 2002

                          REPORT OF THE AUDIT COMMITTEE

         The Company's Audit Committee (the "Committee") consists of four non-employee directors that are considered independent according to the guidelines set forth by the National Association of Securities Dealers. The Board of Directors has adopted an amended and restated written charter for the Audit Committee, which is included as Appendix B to this Proxy statement.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In addition, the Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent public accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee has discussed with the independent public accountants the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         The Committee discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         Based upon the Committee's discussions with management and the independent public accountants and the Committee's review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                THE AUDIT COMMITTEE

                                Dennis C. Carey
                                Richard W. Miller  (Chair)
                                James E. Niedel, M.D., Ph.D.
                                Randy H. Thurman

April 30, 2002

PRICEWATERHOUSECOOPERS LLP FEES RELATED TO FISCAL 2001

Audit Fees:

         The aggregate audit fees billed, or to be billed, by the Company's independent auditors for professional services in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews conducted by the independent auditors of the financial statements included in the Company's quarterly reports on Form 10-Q required to be filed by the Company during fiscal 2001 totaled $68,750 which has been billed through April 10, 2002.

Financial Information Systems Design and Implementation Fees:

         The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees:

         The aggregate of all other fees by PricewaterhouseCoopers LLP for the Company's 2001 fiscal year for all other non-audit services rendered to the Company, primarily for tax related services, is approximately $12,350, of which $5,850 has been billed.

         The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market - US Index ("Nasdaq Stock Market- US Index"), (ii) the Nasdaq Stock Market - Medical Devices, Instruments and Supplies Index ("Nasdaq Medical Devices Index"), and (iii) the S&P Health Care Equipment and Supplies Index ("S&P Equipment and Supplies"), assuming an investment of $100 on December 31, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq - US Index, the stocks comprising the Nasdaq Medical Devices Index and the stocks comprising the S&P Equipment and Supplies Index, and further assuming reinvestment of dividends.

[GRAPHIC]

Closure Medical Corporation             100     175    202     87    244    158
Nasdaq Stock Market (U.S. Companies)    100     123    173    321    193    153
Nasdaq Medical Devices                  100     114    127    154    159    174
S&P Equipment & Supplies Index          100     121    171    157    229    216

                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP served as the Company's independent accountants since 1992 and upon its merger with Coopers & Lybrand LLP in 1998, the Company retained PricewaterhouseCoopers LLP as its independent accountants. PricewaterhouseCoopers LLP has been selected to continue in such capacity for the current year. The Company has requested that a representative of PricewaterhouseCoopers LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. If, however, further business properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by the Company, the Company believes that during the year ended December 31, 2001 all filing requirements applicable to its directors, officers and greater-than-ten-percent stockholders were satisfied, with the following exceptions: Jeffrey G. Clark and Joe B. Barefoot each filed one late Form 4 with respect to one transaction.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting, such proposals must be received by the Company no later than December 31, 2002. Proposals should be directed to the attention of the Secretary of the Company.

                                    By Order of the Board of Directors,

                                    /s/Benny Ward

                                    Benny Ward
                                    Secretary

April 30, 2002

                                 APPENDIX A

                           CLOSURE MEDICAL CORPORATION
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN

                      As Amended Effective as of     ,2002
                      ------------------------------------

         The purpose of the Closure Medical Corporation 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated officers and other employees of Closure Medical Corporation (the "Company") and its subsidiaries,
(ii) non-employee members of the board of directors of the Company (the "Board"), and (iii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

         1.       Administration
                  --------------

         The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board. The Committee may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

         Other than grants to Non-Employee Directors (as hereinafter defined), whose grants shall be determined by the Committee and be subject to the approval of the Board, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion (except with respect to grants to Non-Employee Directors), in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2.       Grants
                  ------

         Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). All Grants to Non-Employee Directors shall be subject to approval of the Board. The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3.       Shares Subject to the Plan
                  --------------------------

         (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 6,000,000 shares in the aggregate. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 500,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, then (i) the maximum number of shares of Company Stock available for Grants, (ii) the maximum number of shares of Company Stock which any one individual participating in the Plan may be granted during the term of the Plan, (iii) the number of shares covered by outstanding Grants, and (iv) the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

         4.       Eligibility for Participation
                  -----------------------------

         All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Any independent contractors or consultants who perform valuable services to the Company or any of its subsidiaries ("Consultants") and Non-Employee Directors shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

         The Committee shall select the Employees and Consultants to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. The Committee, subject to the approval of the Board, shall select the Non-Employee Directors to receive grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee, subject to the approval of the Board, determines. Employees, Consultants, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

         Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

         5.       Granting of Options
                  -------------------

         (a)      Number of Shares. The Committee, in its sole discretion, shall
                  ----------------
determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Employee or Consultant. The Committee, subject to approval by the Board, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Non-Employee Director.

         (b)      Type of Option and Price. The Committee may grant options
                  ------------------------
intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and

Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

         The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee, subject to approval by the Board in the case of Grants to Non-Employee Directors and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

         If the Company Stock is traded in a public market, then the Fair Market Value per share shall be (i) if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         (c)      Option Term. The Committee shall determine the term of each
                  -----------
Stock Option, subject to approval by the Board in the case of Grants to Non-Employee Directors. The term of any Stock Option shall not exceed ten years from the date of grant. Notwithstanding the foregoing, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option term does not exceed five years from the date of grant.

         (d)      Exercisability of Options. Stock Options shall become
                  -------------------------
exercisable in accordance, subject to approval by the Board in the case of Grants to Non-Employee Directors, with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. A Grantee's outstanding Stock Options shall become fully exercisable if the Grantee dies while employed by or providing services to the Company. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 10.

         (e)      Manner of Exercise. A Grantee may exercise a Stock Option
                  ------------------
which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited.

         (f)      Termination of Employment, Disability or Death.
                  ----------------------------------------------

                  (i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company as an Employee, Consultant or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", death, or "termination for cause", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company as described in this subsection (i) shall terminate as of such date.

                  (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

                  (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company as described in this subsection (iii) shall terminate as of such date.

                  (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed by the Company on account of a termination of employment specified in Section 5(f)(i) above (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee (subject to the provisions of Section 5(d)) shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Except as provided in Section 5(d), any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (v) For purposes of this Section 5(f), the term "Company" shall include the Company's subsidiaries, and the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price paid by the Grantee for such shares.

         (g)      Satisfaction of Option Price. The Grantee shall pay the option
                  ----------------------------
price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee
(including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or
(iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

         (h)      Limits on Incentive Stock Options. Each Incentive Stock Option
                  ---------------------------------
shall provide that, to the extent that the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company or a parent or subsidiary exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any parent or subsidiary (within the meaning of section 424(f) of the Code).

         6.       Restricted Stock Grants
                  -----------------------

         The Committee may issue or transfer shares of Company Stock to an Employee or Consultant under a Grant of restricted stock (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

         (a)      General Requirements. Shares of Company Stock issued pursuant
                  --------------------
to Restricted Stock Grants may be issued for consideration or for no consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

         (b)      Number of Shares. The Committee shall grant to each Grantee a
                  ----------------
number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

         (c)      Requirement of Employment. If the Grantee ceases to be
                  -------------------------
employed by the Company (as an Employee or Consultant) during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

         (d)      Restrictions on Transfer and Legend on Stock Certificate.
                  --------------------------------------------------------
During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee (as defined below) under Section
9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

         (e)      Right to Vote and to Receive Dividends. During the Restriction
                  --------------------------------------
Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

         (f)      Lapse of Restrictions. All restrictions imposed under the
                  ---------------------
Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. The restrictions on a Grantee's outstanding Restricted Stock Grants shall automatically and immediately lapse if the Grantee dies while employed by or providing services to the Company. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

         7.       Stock Appreciation Rights
                  -------------------------

         (a)      General Requirements. The Committee may grant stock
                  --------------------
appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

         (b)      Number of SARs. The number of SARs granted to a Grantee which
                  --------------
shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of the SAR's, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

         (c)      Value of SARs. Upon a Grantee's exercise of some or all of the
                  -------------
Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base price of the SAR as described in subsection (a).

         (d)      Form of Payment. At the time of such exercise, the Grantee
                  ---------------
shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of shares of Company Stock, which for purposes of calculating the number of shares of Company stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         (e)      Certain Restrictions. An SAR is exercisable only during the
                  --------------------
period when the Stock Option to which it is related is also exercisable.

         8.       Transferability of Grants
                  -------------------------

         Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Letters relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

         9.       Change of Control of the Company
                  --------------------------------

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act), but excluding Rolf D. Schmidt and F. William Schmidt or any entity controlled by either or both of them, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50.1% of the common stock of the Company or the combined voting power of the Company's then outstanding securities;

         (b) A liquidation or dissolution of the Company, or a sale (excluding transfers to subsidiaries) of all or substantially all of the Company's assets occurs; or

         (c) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.

         10.      Consequences of a Change of Control
                  -----------------------------------

         (a)      Notice.
                  ------

                  (i)     If a Change of Control described in Section 9(a) or
(b) will occur, then, not later than 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change of Control.

                  (ii) If a Change of Control described in Section 9(a) may occur without approval by the stockholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 9(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

         (b)      Election Period. In connection with the Change of Control and
                  ---------------
effective only upon such Change of Control:

                  (i) All outstanding Stock Options shall be fully exercisable and the restrictions on all outstanding Restricted Stock shall immediately lapse; and

                  (ii) Each Grantee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change of Control).

         (c)      Election Right. Effective upon a Change of Control, the
                  --------------
Grantees shall have the right to exercise Stock Options as described in Subsection (i) below, and the Committee may determine, in its sole discretion, that Grantees will have the right described in Subsection (ii) below. During the Election Period, subject to the preceding sentence, each Grantee shall have the right to elect:

                  (i) To exercise in full any installments of such Stock Options not previously exercised, or

                  (ii) If so determined by the Committee, to surrender all or part of such outstanding Stock Options, in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the excess over the purchase price of the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Stock Options.

         (d)      Termination of Stock Options. If a Grantee does not make a
                  ----------------------------
timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Option shall occur under circumstances which are not deemed a modification of the Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

         (e)      Tax Limitations. Notwithstanding the foregoing, if the right
                  ---------------
described in Subsection (c)(ii) would make the applicable Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, and if the Committee determines that Subsection (c)(ii) shall be effective, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c)(ii) in substitution for such cash.

         11.      Amendment and Termination of the Plan
                  -------------------------------------

         (a)      Amendment. The Board may amend or terminate the Plan at any
                  ---------
time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by section 162(m) of the Code.

         (b)      Termination of Plan. The Plan shall terminate on the day
                  -------------------
immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

         (c)      Termination and Amendment of Outstanding Grants. A
                  -----------------------------------------------
termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d)      Governing Document. The Plan shall be the controlling
                  ------------------
document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         12.      Funding of the Plan
                  -------------------

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         13.      Rights of Participants
                  ----------------------

         Nothing in this Plan shall entitle any Employee, Consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         14.      No Fractional Shares
                  --------------------

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15.      Withholding of Taxes
                  --------------------

         (a)      Required Withholding. The Company shall have the right to
                  --------------------
deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid by the Company the amount of any withholding due with respect to such Grants.

         (b)      Election to Withhold Shares. A Grantee may make an election to
                  ---------------------------
satisfy the Company income tax withholding obligation with respect to a Stock Option, SAR or Restricted Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including
FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

         16.      Requirements for Issuance of Shares
                  -----------------------------------

         No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

         17.      Headings
                  --------

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         18.      Effective Date of the Plan.
                  --------------------------

         This Plan shall be effective, as amended and restated on [      ].

         19.      Miscellaneous
                  -------------

         (a)      Substitute Grants. The Committee may make a Grant to an
                  -----------------
employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b)      Compliance with Law. The Plan, the exercise of Stock Options
                  -------------------
and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c)      Ownership of Stock. A Grantee or Successor Grantee shall have
                  ------------------
no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

         (d)      Governing Law. The validity, construction, interpretation and
                  -------------
effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

                                      ###

                                  APPENDIX B

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
                  --------------------------------------------

ORGANIZATION

There shall be a committee of the board of directors of Closure Medical Corporation (the "Company") to be known as the Audit Committee (the "Committee"). The Audit Committee shall be composed of directors who are independent (as defined in Appendix A) of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member.

Each member of the Audit Committee shall be able to read and understand financial statements or will become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the board of directors at the annual meeting of the board of directors and shall serve until their successors shall be duly elected and qualified. The Chair of the Committee shall be elected by the board of directors.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

RESPONSIBILITIES

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee recognizes that financial management and the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

In carrying out these responsibilities, the Audit Committee will:

..    Review the independence and performance of the auditors, annually recommend to the board of directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant, and approve the fees and other compensation to be paid to the independent auditors. The independent auditors are ultimately accountable to the board of directors and the Audit Committee as representatives for the Company's shareholders.

..    Receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Statement No. 1.

..    Review with the independent auditors and financial management of the
     Company the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

..    Review with the independent auditors, the Company's financial and accounting personnel and the accounting and financial controls of the Company. Further, the Committee periodically should review adherence to the Company's code of conduct.

..    Review the financial statements contained in the annual report to shareholders with management and the independent auditors. Any changes in accounting principles should be reviewed.

..    Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

..    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the board of directors.

..    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

..    Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its reports on Form 10-Q, including the results of the review by the independent auditors of the quarterly financial statements.

..    Approve the retention of the independent auditors for any non-audit service, other than tax services, and the fee for such service.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                                   APPENDIX A
                                   ----------

"Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or controlling shareholder or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five (5%) percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director, who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

                                      ###

                                      PROXY

                           CLOSURE MEDICAL CORPORATION

                             5250 Greens Dairy Road
                          Raleigh, North Carolina 27616

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert V. Toni and Benny Ward, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Stockholders of Closure Medical Corporation (the "Company") to be held June 18, 2002 and any adjournments or postponements thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse.

                  (Continued and to be signed on reverse side.)

                                                                     SEE REVERSE
                                                                         SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible.

                         Annual Meeting of Stockholders
                           CLOSURE MEDICAL CORPORATION

                                  June 18, 2002

         (arrow) Please Detach and Mail in the Envelope Provided (arrow)
--------------------------------------------------------------------------------
A  [X] Please mark your
       votes as in this
       example.

                      FOR    WITHHELD

1.  Election of       [ ]      [ ]                  Nominees:   Randy H. Thurman
    Directors                                                   Robert V. Toni
    Class III

FOR, except vote withheld from the following nominees:

---------------------------------------------------------


                                                           FOR  AGAINST  ABSTAIN

2. Approval and adoption of amendment to the Company's
   Amended and Restated 1996 Equity Compensation Plan      [ ]    [ ]      [ ]
   (the "Plan") to increase the number of shares authorized for issuance under the Plan and to increase the number of shares issuable annually to any individual under the Plan.

3. Ratification of the selection by the Board of
   Directors of PricewaterhouseCoopers LLP as the          [ ]    [ ]      [ ]
   Company's independent accountants for the fiscal year ending December 31, 2002.

4. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees for election as the Class III directors and FOR Proposal Number 2 and Number 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.

Signature(s)__________________________________Date:__________________ , 2002

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------